                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT is entered into as of April 3, 2002 by and between Corillian Corporation, an Oregon corporation, and its affiliates, divisions and subsidiaries (collectively, "EMPLOYER"), and Andrew White ("EXECUTIVE").

                                   WITNESSETH:

               WHEREAS, Employer desires to obtain the benefit of service by Executive through August 24, 2002, and Executive desires to render services to Employer through such date;

               WHEREAS, the Board of Directors of Employer (the "BOARD") has determined that because of Executive's substantial experience and business relationships in connection with the business of Employer, it is in the Employer's best interest and that of its shareholders to secure the services of Executive through August 24, 2002; and

               WHEREAS, Employer and Executive desire to set forth in this Agreement the terms and conditions of Executive's employment with Employer and termination of employment with Employer.

               NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

        1. EXECUTIVE REPRESENTATION. Executive represents and warrants that he has the capacity to enter into this Agreement and that this Agreement will not conflict with or result in a default under any other agreement binding on Executive.

        2. TITLE; DUTIES AND RESPONSIBILITIES. Employer and Executive agree that, subject to the provisions of this Agreement, Employer will employ Executive and Executive will serve Employer as Chief Operating Officer for the duration of this Agreement, except that if Employer delivers a Commission Termination Notice (as defined below), Executive's title will change to Executive Vice President of Global Sales, effective June 1, 2002. Executive will report to Employer's Chief Executive Officer. Only sales personnel will report to Executive, and if Employer delivers a Commission Termination Notice, all such personnel will cease reporting to Executive, effective June 1, 2002. Executive agrees to observe and comply with the rules and regulations of Employer respecting the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of Employer, its Chief Executive Officer and its Board as they may be, from time to time, stated either orally or in writing. Except as specifically provided otherwise in this Agreement, Executive shall comply with all of the policies and procedures adopted by Employer (as the same may be amended from time to time by Employer). Executive will resign from the Board immediately following execution of this Agreement.

        3. TERM. Employer agrees to employ Executive and Executive agrees to serve Employer, in accordance with the terms of this Agreement, commencing on the date hereof and continuing until August 24, 2002 (the "TERM"), unless this Agreement is earlier terminated in accordance with the provisions of this Agreement. Executive's employment with Employer will terminate upon the expiration of the Term without any action by either party.

        4. SERVICES AND EXCLUSIVITY OF SERVICES. During the Term, Executive shall (i) devote his full business time, energy and ability exclusively to the business, affairs and interests of Employer, and matters related thereto, (ii) use Executive's best efforts and abilities to promote Employer's interests, and
(iii) perform the services contemplated by this Agreement in accordance with policies established by Employer and under the direction of Employer's Chief Executive Officer and the Board, except that if Employer delivers a Commission Termination Notice, Executive will be permitted to work from his residence, effective June 1, 2002, and provide limited services to transition his workload to another employee of Employer.

               Without the prior express written authorization of the Board, Executive shall not, directly or indirectly, during the Term or until June 1, 2002 if a Commission Termination Notice has been delivered: (a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to Employer's Business (as defined below), whether alone, as a partner, or as an officer, director, employee or significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.) "BUSINESS" shall mean the development, marketing and sale of solutions to enable companies to offer electronic financial services (including, without limitation, through the Internet, mobile phones, PDA's or interactive television) and the provision of professional services to implement, install and customize such solutions.

               Executive may serve as a director or in any other capacity of any business enterprise or any nonprofit or governmental entity or trade association, whose activities involve or relate to the Business, provided in each case that such service is expressly approved by the Board and does not interfere with Executive's duties hereunder.

               Executive may make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties. An investment that exceeds 5% of the equity securities or capitalization of a competitor, supplier or customer of Employer shall be deemed to constitute such a conflict. Executive shall not serve in any of such capacities for any business enterprise unless such service is expressly authorized by the Board in advance.

        5. COMPENSATION.

               5.1 BASE COMPENSATION. During the Term, Employer agrees to pay Executive, in accordance with Employer's applicable payroll policies in effect from time to time during the Term, a base salary at the rate of $220,000 per year (the "BASE SALARY").

               5.2 ADDITIONAL BENEFITS. Executive shall also be entitled to all rights and benefits for which Executive is otherwise eligible under pension plan, life, medical, dental, disability, or insurance plan or policy, as from time to time in effect, during the term of this Agreement that Employer may provide for Executive or (provided Executive is eligible to participate therein) for other employees of Employer with comparable positions and responsibilities generally (collectively, the "ADDITIONAL BENEFITS"). Additional Benefits will include, without limitation, the following:

               (A) Corillian will compensate Executive for directing the successful selling efforts with Washington Mutual, Amsouth and M&T (the "Prospects") and certain other customers. Executive will discuss in good faith the general terms of any negotiation in these deals with Employer's Chief Executive Officer before discussion and final negotiation with the Prospects. For Executive's efforts Employer will pay Executive 1% of all Commissionable Components (as defined in the 2002 Corillian Commission Plan, which is attached to this Agreement and incorporated herein by this reference) from signed contracts with the Prospects before August 24, 2002. In addition, Employer will pay Executive 1% of all Commissionable Components from binding agreements to purchase products or services ("Contracts") signed between January 1, 2002 and August 24, 2002 other than Voyager SE Contracts and .5% of all Commissionable Components from Voyager SE Contracts signed between January 1, 2002 and August 24, 2002. Notwithstanding the foregoing, Employer may, in its sole discretion, deliver notice at any time on or before May 1, 2002 that Employee is no longer entitled to commissions (a "Commission Termination Notice"), and in such event, Executive will only be entitled to receive payment for Commissionable Components for Contracts signed before June 1, 2002 and will not be entitled to receive payment for any Contracts signed after June 1, 2002. The net proceeds from all payments to Executive under this Section 5.2(A) may be withheld by Employer and applied to the outstanding balance of the note executed by Executive in favor of Employer on August 7, 2001 (the "Note") until all amounts outstanding under the Note are paid in full.

               (B) Corillian will serve as a positive reference for Executive in seeking alternative employment.

               5.3 PERQUISITES. Executive shall be entitled to up to 240 hours of Paid Time Off ("PTO") per annum, which shall accrue on a daily basis from the date of this Agreement, except that Executive will be given credit for any time employed by Employer before the date of this Agreement. PTO includes vacation, sick leave, and personal leave. Holidays have been excluded from the PTO. PTO may be taken at such time during each year as may be mutually agreed upon by Executive and Employer. At no time may Executive accrue more than 240 hours of PTO.

               5.4 OVERALL QUALIFICATION. Subject to the terms of any written benefit plans, Employer reserves the right to modify, suspend or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by Executive so long as such action is taken generally with respect to other similarly situated persons and does not single out Executive.

        6. TERMINATION. The Base Salary and Additional Benefits provided to Executive pursuant to this Agreement, and the employment of Executive by Employer, shall be terminated prior to expiration of the Term only as provided in this Section 6.

               6.1 DISABILITY. If a physical or mental illness renders Executive unable to perform his normal duties in connection with Employer for a period of 180 days (whether or not consecutive) out of any consecutive 365 days and that the Board reasonably determines is reasonably expected to continue to render Executive unable to perform such duties (a "DISABILITY"), Executive's employment hereunder may be terminated by written notice of termination from Employer to Executive. Executive agrees to submit to examinations from time to time by a duly licensed physician, who shall be selected by Employer's Chief Executive Officer, in connection with any actual or alleged Disability; provided, that such physician shall be independent as to Employer and its affiliates (other than Executive) and shall be a specialist in the area of Executive's alleged Disability. If Executive's employment is terminated by Employer because of a Disability, this Agreement will terminate in all respects, provided that Employer shall pay to Executive or the personal representative of Executive (the "BENEFICIARY"), as applicable, any Base Salary through the date of termination and any accrued Additional Benefits that do not by their terms end at the Disability of Executive.

               6.2 DEATH. If Executive dies during the Term, this Agreement will terminate in all respects, provided that Employer shall pay to the Beneficiary any Base Salary through the date of death and any accrued Additional Benefits that do not by their terms end at the death of Executive.

               6.3 FOR CAUSE. Executive's employment hereunder shall be terminated and all of his rights to receive Base Salary and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such termination, shall terminate upon a determination by the Board, acting in good faith based upon actual knowledge at such time, that Executive (i) is or has been grossly negligent, (ii) is engaging or has engaged in willful or grossly negligent misconduct or a breach of fiduciary duty involving personal profit, (iii) has failed to perform material duties, (iv) has been convicted of any felony, or (v) has intentionally or materially breached any of the provisions of this Agreement or any other agreement with Employer (each of the above being a termination for "CAUSE").

               (A) Employer shall effect a termination for Cause by written notice to Executive specifying in reasonable detail the circumstances alleged by Employer that constitute a basis for termination for Cause and the specific provisions of Section 6.3 relied upon in effecting such termination. The date of such termination shall be the date ten (10) days after Employer gives such notice of termination to Executive. If the grounds for such termination are solely the grounds set forth in
        Section 6.3 (excluding, for this purpose, conviction of a felony as set forth above), then during such ten (10) day period, Executive shall be afforded an opportunity to discuss the basis for such termination with the Board, and Executive shall, at his election exercised in writing prior to the expiration of such ten (10) day period, be entitled to a period of not less than thirty (30) days after the date of such discussion to attempt to remedy or cure the conduct alleged to constitute such grounds and the harm caused thereby if in the good faith and reasonable judgment of the Board, such conduct and harm is capable of being remedied or cured within said thirty (30) day period. If, after the expiration of such cure period, the Executive has not in the good faith and reasonable judgment of the Board, remedied or cured the conduct alleged to constitute such grounds and the harm caused thereby, the termination for Cause shall be effective upon notice to Executive of such adverse Board judgment.

               (B) Upon termination of Executive's employment for Cause, the obligations of Executive and Employer under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this Agreement.

               6.4 WITHOUT CAUSE. Employer may terminate Executive's employment hereunder at any time upon 15 days prior written notice without cause, which termination shall take effect upon August 24, 2002. If Employer exercises its right to terminate Employee without cause, during the period before August 24, 2002 (i) Executive will work from his residence and only provide limited services to transition his workload to another employee of Employer and (ii) Executive will cease being chief operating officer and have no authority to bind the company in any transactions or Contracts. Upon a termination of Executive's employment by Employer without cause hereunder, Employer shall only be obligated under this Agreement and its policies to pay to Executive (a) any Additional Benefits (other than Additional Benefits under Section 5.2(A)) accrued through the date of termination, (b) any Additional Benefits under Section 5.2(A) through the date 15 days after the date of notice of termination, and (c) Executive's Base Salary through August 24, 2002, and Employer will release Executive from his outstanding indebtedness under the Note.

               6.5 NO LIMITATION. Employer's exercise of its right to terminate shall be without prejudice to any other right or remedy to which it or any of its affiliates may be entitled at law, in equity or under this Agreement.

               6.6 EXCLUSIVE REMEDY; RELEASE. Executive agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of Employer in respect of Executive's employment with and relationship to Employer and that the payment thereof shall be the sole and exclusive remedy for any termination of Executive's employment. Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment. In connection with this Agreement and in consideration hereof, Executive has executed the Release Agreement attached hereto as Exhibit A (the "Release"). If Executive revokes the Release in accordance with the terms thereof, this Agreement will automatically terminate and be of no force or effect.

               6.7 MITIGATION. Executive shall not be required to mitigate or attempt to mitigate damages under this Agreement.

        7. BUSINESS EXPENSES. During the Term, Employer shall, in accordance with Employer's policy in effect from time to time, reimburse Executive promptly for all reasonable and adequately documented business expenses which Executive incurs in his reasonable judgment in connection with the services to be rendered to Employer hereunder, including entertainment, travel, and transportation expenses incurred in pursuit and furtherance of Employer's business and goodwill.

        8. NO SOLICITATION OF EMPLOYEES OR CLIENTS; LIMITATION ON NON-COMPETE. Executive agrees that he will not, directly or indirectly, for a period of 2 years from the termination of this Agreement, solicit, entice, persuade, or induce any employee of Employer or any client under contract with Employer to terminate his or her employment by, or contract with, Employer or its subsidiaries, if any, or to refrain from extending or renewing the same (upon the same or new terms) or to become employed by or to enter into any agency contract with a person or business other than Employer. The Noncompete, Nondisclosure, Conflict of Interest and Assignment of Improvements, Inventions and Discoveries Agreement (the "Noncompete Agreement"), dated as of November 3, 1999, between Employer and Executive is hereby amended to only apply to Employer's business as conducted prior to termination of Employee's employment and only apply to the following named competitors and their affiliates:
FinancialFusion, Digital Insight, Metavante, S1, Yodlee, CheckFree, EEI, Tecknowledge, Fiserv, Brokat, IBM, OSI, OFS, Alltel, Bisys, CashEdge, Umonitor, Eontech and Microsoft.

        9. DISPUTE RESOLUTION.

               9.1 GOVERNING LAW. This Agreement is to be interpreted in accordance with the laws of the State of Oregon. Executive and Employer hereby expressly consent to the personal jurisdiction of the state and federal courts located in Oregon for any action or proceeding arising from or relating to this Agreement.

               9.2 ATTORNEYS' FEES AND COURT COSTS. If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party in such suit or action, including without limitation any post-trial or appellate proceeding.

               9.3 EQUITABLE RELIEF. Executive acknowledges that Employer may not have an adequate remedy at law in the event of any breach or threatened breach by Executive of this Agreement pertaining to confidentiality or intellectual property, and that Employer or its customers or suppliers may suffer irreparable injury as a result. In the event of any such breach or threatened breach, Executive hereby consents to the granting of injunctive relief without the posting by Employer of any bond or other security.

        10. MISCELLANEOUS.

               10.1 SUCCESSION; SURVIVAL. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. The obligations and duties of Executive hereunder are personal and otherwise not assignable. Executive's obligations and representations under this Agreement will survive the termination of Executive's employment, regardless of the manner of such termination.

               10.2 NOTICES. Any notice or other communication provided for in this Agreement shall be in writing and sent if to Employer to its principal office at:

                      Corillian Corporation
                      3400 NW John Olsen Place
                      Hillsboro, OR 97124
                      Attention:  Erich J. Litch

or at such other address as Employer may from time to time in writing designate, and if to Executive at such address as Executive may from time to time in writing designate (or Executive's business address of record in the absence of such designation). Each such notice or other communication shall be effective
(i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 10.2 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

               10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Release and the Noncompete Agreement (as expressly modified herein) contain the entire agreement of the parties relating to the subject matter hereof and thereof and supersede any prior agreements, undertakings, commitments and practices relating to Executive's employment by Employer and termination of employment by Employer. No amendment or modification of the terms of this Agreement or such other documents shall be valid unless made in writing and signed by Executive and, on behalf of Employer, by an officer expressly so authorized by the Board.

               10.4 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

               10.5 EMPLOYER INFORMATION. Executive agrees that he will not, during his employment with Employer, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that he will not bring onto the premises of Employer or its affiliates any unpublished document or proprietary information belonging to any such employer, person or entity, unless consented to in writing by such employer, person or entity.

               10.6 PLACE OF EMPLOYMENT. Until (i) the end of the Term, (ii) June 1, 2002 if a Commission Termination Notice is delivered, or (iii) Executive receives notice of a termination without cause, Executive's residence and principal place for performing his obligations hereunder shall be Portland, Oregon and vicinity (including Beaverton and Hillsboro); provided, however, that Executive will be expected to engage in travel throughout the United States and the world as Employer may reasonably request or as may be required for the proper performance of services hereunder.

               10.7 SEVERABILITY. If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances to the fullest extent permitted by law and may be modified by a court to make the provision consistent with applicable laws.

               10.8 SECTION HEADINGS. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               10.9 COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

               10.10 CONSTRUCTION. The parties hereto acknowledge that each party to this Agreement is sophisticated and has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, no provision of this Agreement shall be construed against any party on the ground that such party or its counsel drafted the provision, and the parties hereby waive any statute or rule to the contrary.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            "EMPLOYER"

                                            CORILLIAN CORPORATION

                                            BY:
                                               --------------------------------

                                            ITS:
                                                -------------------------------


                                            "EXECUTIVE"

                                            ANDREW WHITE

                                            -----------------------------------

                             Address:
                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------

                                    EXHIBIT A

                                RELEASE AGREEMENT

               This Release Agreement (this "Agreement") is entered into this 3rd day of April, 2002, by and between Corillian Corporation, an Oregon corporation (the "Company"), and Andrew White ("Employee").

                                    RECITALS

        A. The Company and the Employee have agreed to terminate their employment relationship on August 24, 2002 and as a condition to the Company's entering into an employment agreement with Employee (the "Employment Agreement") on the date hereof, Employee agreed to execute this Agreement.

        NOW, THEREFORE, for in consideration of the mutual promises contained herein and the Employment Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

               1. RELEASE. In consideration of payments to be made to Employee under the Employment Agreement, Employee, on Employee's own behalf and on behalf of Employee's descendants, dependents, heirs, executors, successors, assigns and administrators hereby (1) covenants not to sue, (2) fully releases and discharges, and (3) agrees to hold harmless the Company and each of its related companies or entities, and each of its and their executors, administrators, partners, predecessors, successors, assigns, officers, directors, shareholders, representatives, attorneys, employees and agents, past and present, with respect to and from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether or not concealed or hidden (collectively, the "Claims"), which Employee now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have, against the Company, including without limiting the generality of the foregoing, any Claims arising out of or in any way connected with any transactions, occurrences, acts or omissions regarding or relating to Employee's employment with the Company or any of its affiliates, or the termination of Employee's employment, including without limitation any claims arising from any alleged violation by the Company of any federal, state or local statutes, ordinances or common laws, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991, the Americans with Disabilities Act, and the Family and Medical Leave Act of 1993, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability. The foregoing release of Claims does not apply to any Claims based on a breach of the Company's contractual obligations under the Employment Agreement. Employee further agrees to indemnify and hold the Company and each of its related companies or entities, and each of its predecessors, successors, assigns, officers, directors, shareholders, representatives, attorneys, employees and agents, past and present, harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company, or any of the foregoing persons or entities, pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by them by reason of any such claims, including any amounts paid by the Company, its predecessors, officers, directors, employees, attorneys, representatives, successors and assigns as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise. The foregoing does not preclude Employee from seeking indemnification from the Company or its insurers (including without limitation insurers for Directors and Officers Liability Insurance) if a claim is brought against Employee by any third party based on actions of Employee within the course and scope of his employment or position as an officer or Board of Directors member.

               2. ADEA WAIVER. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Employee further expressly acknowledges and agrees to the following:

               2.1. CONSIDERATION. In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement.

               2.2. COUNSEL. Employee was orally advised by Company and was advised in writing to consult with an attorney before signing this Agreement.

               2.3. PERIOD TO CONSIDER AND REVOCATION. Employee has the right to take up to 21 days to consider and accept the terms of this Release. Employee may accept in less time by signing and delivering the Agreement to Employer. Employee has the right to revoke this Agreement within seven (7) days of the date of execution of the Release. To be effective, Employee must deliver a timely and written revocation notice to Employer.

               3. WAIVER OF KNOWN AND UNKNOWN CLAIMS. In executing this Agreement, Employee intends to bar each and every claim, demand and cause of action specified above; in furtherance of this intention Employee hereby expressly waives any and all rights and benefits conferred upon Employee by any statutory provision and expressly agrees that this Agreement will be given full force and effect according to each and all of its express terms and provisions. This Agreement extends to unknown and unsuspected claims, demands and causes of action, if any, as well as to those relating to any other claims, demands and causes of action hereinabove specified. Employee makes this waiver with full knowledge of Employee's rights, after adequate opportunity to consult with legal counsel.

Employee acknowledges that Employee may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee hereby understands and acknowledges the significance and consequence of such release and waiver.

Notwithstanding such provision, this Agreement constitutes a full release in accordance with its terms. Employee knowingly and voluntarily waives the provisions of any statute, law, or rule that would operate to limit the waiver and release provided for by this Agreement, and acknowledges and agrees that this waiver is an essential and material term of this Agreement, and without such waiver the severance payments to Employee would not have been paid.

               4. INDEMNIFICATION. Employee warrants and represents that Employee has not previously assigned or transferred to any person not a party to this Agreement, any released matter or any part or portion thereof and Employee will defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

               5. GENERAL PROVISIONS.

               5.1. DISCLAIMER OF LIABILITY. While this Agreement resolves all issues between the parties, as well as any future effects and consequences of any acts or omissions, it does not constitute an admission by any of the parties of any liability or wrongdoing. Nothing in this Agreement or any related document will be construed or admissible in any proceeding as evidence of liability or wrongdoing by the Company or Employee.

               5.2. ADDITIONAL DOCUMENTATION AND COOPERATION WITH FURTHER PROCEEDINGS. From time to time and without charge or other consideration, the parties will execute such additional documentation, take any actions and cooperate in further proceedings in connection with carrying out and effectuating the intent and purpose of this Agreement and all transactions and things contemplated by this Agreement.

               5.3. ASSIGNMENT. This Agreement is a personal contract, and the rights, interests and obligations of Employee under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and that assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and Employee's heirs and legal representatives.


               5.4. AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

               5.5. INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

               5.6. GOVERNING LAW. This Agreement is to be interpreted in accordance with the laws of the State of Oregon.

               5.7. HEADINGS. Headings of sections are for convenience only and are not a part of this Agreement.

               5.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

               5.9. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

               5.10. INTERPRETATION. This Agreement is to be construed as a whole and in accordance with its fair meaning. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

               5.11. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and every term, provision and covenant in this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            "Company"

                                            CORILLIAN CORPORATION



                                            By
                                               --------------------------------

                                            Its
                                                -------------------------------



                                            "Employee"


                                            --------------------------------
                                            Andrew White